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                EXHIBIT 16  LETTER FROM PRICEWATERHOUSECOOPERS LLP




March 28, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Provident Bankshares Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated January 16, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP